EXHIBIT 3.2

                             ARTICLES OF AMENDMENT
                                     TO THE
                           ARTICLES OF INCORPORATION
                                       OF
                       INFORMATION ANALYSIS INCORPORATED

        FIRST: The name of the corporation is Information Analysis Incorporated.

        SECOND: That, in accordance with the provisions of Section 13.1-707 of the Virginia Stock Corporation Act, ARTICLE 3 of the Articles of Incorporation shall be deleted in its entirety and the following inserted in lieu thereof:

        3. Capital Stock. The aggregate number of shares which the Corporation shall have authority to issue and the par value per share are as follows:

        Class                Number of Shares         Par Value Per Share
        -----                ----------------         -------------------
        Common Stock         15,000,000                       $.01

        THIRD: The amendment was adopted at a shareholder meeting held on June 30, 1997.

        FOURTH: The amendment was proposed by the Board of Directors of the Corporation and submitted to the shareholders in accordance with the Virginia Stock Corporation Act.

        FIFTH: The Corporation has 5,730,871 shares of Common Stock outstanding.

        SIXTH: The total number of votes cast for the amendment by the Common Stock was 3,625,058. The number cast was sufficient for approval by the shareholders.

        IN WITNESS WHEREOF, the undersigned president of Information Analysis Incorporated has executed these Articles of Amendment to the Articles of Incorporation on the 22nd day of July, 1997 and declares that the facts stated herein are true and correct on such date.

                                               INFORMATION ANALYSIS INCORPORATED


                                               /s/  Sandor Rosenberg
                                               _________________________________
                                                    Sandor Rosenberg, Chairman

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